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                                                                    EXHIBIT 10.4

                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment is entered into effective August 1, 2000, and amends the Employment Agreement dated October 1, 1998 between Greenbrier Leasing Corporation ("Company") and A. Daniel O'Neal, Jr. ("Executive").

WHEREAS, Company and Executive entered into the Employment Agreement with the expectation that Executive, through his contacts and by virtue of maintaining an office on behalf of Company, would significantly enhance Company's business opportunities: and

WHEREAS, for commercial reasons Company must reduce its costs, and Executive recognizes the importance of reducing Company's costs;

NOW THEREFORE, in consideration of the foregoing circumstances, and for other good and valuable consideration, Company and executive hereby agree to modify the Employment Agreement as follows:

1. Effective August 1, 2000, Executive's base compensation shall be reduced to $75,000 per year.

2. Effective August 1, 2000, Executive will cease to maintain an office on behalf of the Company, and Company shall have no further obligation to pay expenses associated with such office or Executive's assistant.

Except as specifically provided above, the terms and conditions of the Employment Agreement shall remain in full force and effect for the duration of the contract term.

GREENBRIER LEASING CORPORATION

By: /s/  Larry G. Brady
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Date:    July 14, 2000
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By: /s/  A. Daniel O'Neal, Jr.
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Date:    July 19, 2000
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